UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2016

BIOTRICITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

75 International Blvd., Suite 300 Toronto, ON	M9W 6L9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Bridge Financing

On April 12, 2016, Biotricity Inc. (the “Registrant”) entered into subscription agreements (the “Subscription Agreements”), by and among the Company and the lending parties set forth on the each of the signature pages attached thereto (the “Purchasers”), for the issuance of an aggregate principal amount of $250,000 unsecured convertible promissory notes (the “Notes”). The Notes are part of an offering to accredited investors (the “Offering”), for up to $1,000,000 aggregate principal amount the Notes and warrants to purchase the Registrant’s securities (the “Warrants”), of which $275,000 have previously been sold.

The Registrant intends to use the net proceeds of the Offering for the Registrant’s working capital and general corporate purposes.

The Notes bear interest at a rate of 10% per annum, payable at the earlier of one year from the issue date of the Notes or the consummation of the next equity round of financing of the Registrant in whatever form or type that raises in excess of $3,000,000 gross proceeds (a “Qualified Financing”). The Notes and accrued but unpaid interest thereon (“Outstanding Balance”) are convertible upon a Qualified Financing into securities issued in the Qualified Financing (“New Round Stock”), based upon the lesser of: (i) $1.60 per New Round Stock and (ii) the quotient obtained by dividing (x) the Outstanding Balance on the conversion date multiplied by 1.20 by (y) the actual price per New Round Stock in the Qualified Financing. The Notes and the Warrants are further subject to a “most-favored nation” clause in the event the Registrant, prior to maturity of the Notes, consummates a financing that is not a qualified financing.

Upon the maturity date of the Notes, the Registrant will also issue Warrants exercisable into a number of shares of Registrant securities equal to (i) in the case of a Qualified Financing, the number of shares of New Round Stock issued upon conversion of the Note and (ii) in all other cases, the number of shares of Registrant common stock equal to the quotient obtained by dividing the Outstanding Balance by 2.00.

The Notes contain customary events of default, which, if uncured, entitle each Noteholder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Notes.

The issuance of the Notes and the Warrants pursuant to the Subscription Agreements will not be registered under the Securities Act. The Registrant relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, and the safe harbor under Regulation D, Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Notes, the Warrants and the Subscription Agreements are not complete and is qualified in its entirety by reference to the terms of the Notes, the Warrants and the Subscription Agreements, forms of which are filed with the Registrant’s Transition Report on Form 10-K for the 4 month period ended December 31, 2015.

Employment Agreement with Waqaas Al-Siddiq

The Registrant entered into an employment agreement with Waqaas Al-Siddiq on April 12, 2016, to serve as its Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Al-Siddiq will receive an annual base salary of $240,000 per annum, to be reviewed annually by the Board of Directors. If the Registrant successfully secures an aggregate $6 million or more pursuant to one or more arm's length, third-party debt or equity financings, Mr. Al-Siddiq’s annual base salary shall increase to $300,000. Mr. Al-Siddiq is also eligible to receive a minimum annual bonus of 50% of annual base salary for the prior year based on his individual performance and the achievement of corporate objectives as determined by the Board.

Pursuant to the agreement, by May 12, 2016, the Registrant is obligated to grant to Mr. Al-Siddiq options to purchase 10% of the Registrant’s outstanding shares. Mr. Al-Siddiq shall be entitled to participate in the Registrant’s benefit plans generally made available to employees in accordance with the terms of such plans.

The Registrant may terminate Mr. Al-Siddiq’s employment at any time for just cause without payment of any compensation either by way of anticipated earnings or damages of any kind, except for annual base salary and vacation pay accrued and owing up to the effective date of termination. “Just cause” shall mean (a) a material breach by Mr. Al-Siddiq of the terms of the agreement; (b) a conviction of or plea of guilty or nolo contendere to any felony or any other crime involving dishonesty or moral turpitude, (c) the commission of any act of fraud or dishonesty, or theft of or intentional damage to the Registrant’s property, (d) willful or intentional breach of Mr. Al-Siddiq’s fiduciary duties, (e) the violation of a material policy as in effect from time to time or (f) any act or conduct that would constitute cause at common law.

If Mr. Al-Siddiq’s employment is terminated by us for any reason other than for just cause, the Registrant shall provide Mr. Al-Siddiq with: (a) a severance payment equal to 12 months of his then annual base salary plus an amount equal to the last annual bonus paid to him; (b) all annual base salary and vacation pay accrued and owing; and (c) a continuation of the Registrant’s contributions necessary to maintain his Executive’s participation for the minimum period prescribed by applicable employment standards legislation in all group insurance and benefit or pension plans or programs provided to him immediately prior to the termination of employment.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Al-Siddiq agrees not to compete and solicit with us. Mr. Al-Siddiq also agreed to customary terms regarding confidentiality, ownership of intellectual property and non-disparagement.

This summary is qualified in all respects by the actual terms of the employment agreement, which is filed as exhibit 10.7 to the Registrant’s Transition Report on Form 10-K for the 4 month period ended December 31, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under the heading “Bridge Financing” in Item 1.01 is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation of the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth above under the heading “Employment Agreement with Waqaas Al-Siddiq” in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 12, 2016, the Registrant adopted a Code of Business Conduct and Ethics, which is filed as an exhibit to the Registrant’s Transition Report on Form 10-K for the 4 month period ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 14, 2016

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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